SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 7, 1998




                              ORPHAN MEDICAL, INC.
             (Exact name of registrant as specified in its charter)


            Minnesota                            0-24760                           41-1784594
 (State or other jurisdiction of        (Commission file number)        (I.R.S. employer identification
          incorporation)                                                            number)


                Suite 475,
          13911 Ridgedale Drive,
              Minnetonka, MN                      55305                      (612) 513-6900
 (Address of principal executive offices)       (zip code)          (Registrant's telephone number,
                                                                          including area code)


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events.

         On December 7, 1998, Orphan Medical, Inc. (the "Company") and Chronimed Inc. ("Chronimed") agreed to amend the Termination Agreement dated June 27, 1997 between the Company and Chronimed. The Termination Agreement provided for the termination of certain agreements that had been in existence between the Company and Chronimed since July 1994. Under the Termination Agreement, the Company has an obligation to issue Common Stock and pay a 3 percent royalty on a quarterly basis to Chronimed until Chronimed has realized $2,250,000. Through September 30, 1998, the Company has issued 185,271 shares of Common Stock and paid $102,310 in royalties pursuant to the terms of the Termination Agreement. The amendment to the Termination Agreement requires the Company to issue and deliver to Chronimed 127,723 shares of Common Stock (the "Prepayment Shares") on or before December 31, 1998, which shares shall be applied to the number of shares that would otherwise be due to Chronimed under the Termination Agreement. The Prepayment Shares are subject to adjustment. The Company has an obligation to prepare and file with the Securities and Exchange Commission a registration statement with respect to the Prepayment Shares, and use its best efforts to cause such registration statement to become effective. However, without the prior consent of the Company, Chronimed cannot sell more than fifty (50) percent of the total number of Prepayment Shares prior to April 1, 1999.


Item 7.           Financial Statements and Exhibits.

Exhibit 99.1 Supplement to Termination Agreement dated as of December 7, 1998, attached hereto.


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 1998                      ORPHAN MEDICAL, INC.


                                            /s/ John H. Bullion
                                            John H. Bullion
                                            Chief Executive Officer